Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84296, 333-62277, 333-64517, 333-53585, 333-69887, 333-69885, 333-27999, 333-59470, 333-59474, 333-105341 and 333-124807) and Form S-3 (Nos. 333-59402 and 333-101329) of Orbital Sciences Corporation of our report dated March 2, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
McLean, Virginia
March 2, 2006